UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 2, 2026
SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39606 (Commission File Number)	98-1547291 (I.R.S. Employer Identification No.)

234 1st Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)
(855) 456-7634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SOFI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
As previously disclosed in the Current Report on Form 8-K filed on December 8, 2025 by SoFi Technologies, Inc. (the “Company”), on December 8, 2025, the Company completed its previously announced offering (the “Base Offering”) of shares of the common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a price of $27.50 per share upon the terms and subject to the conditions set forth in the underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Mizuho Securities USA LLC (collectively, the “Underwriters”).
Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase additional shares of its common stock at the public offering price, less underwriting discounts and commissions (the “Option” and together with the Base Offering, the “Offering”).
On January 2, 2026, the Underwriters exercised the Option, and on January 5, 2026, the Company completed the issuance and sale of the Common Stock purchased pursuant to the Option, bringing the total aggregate number of shares sold in the Offering (including the Option) to 57,754,660.
The shares of Common Stock in the Offering were offered on a prospectus supplement, which amended and supplemented the prospectus dated July 29, 2025, which forms a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-289046).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoFi Technologies, Inc.

Date: January 5, 2026	By:	/s/ Christopher Lapointe
	Name:	Christopher Lapointe
	Title:	Chief Financial Officer